                                                AJ. ROBBINS, P.C.
                                     Certified Public Accountants
                                                  and Consultants


May 13, 1996


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

RE:  Change in Registrants Certifying Accountant
     Vista Technologies, Inc.
     Commission File No. 0-23142

Gentlemen:

We were previously principal accountants for Vista Technologies, Inc. and on May 24, 1995 we reported on the financial statements of Vista Technologies, Inc. (except for Note 20 which was dated December 16, 1995) as of March 31, 1995 and for the year ended March 31, 1995, the three months ended March 31, 1994 and the year ended December 31, 1993. On May 8, 1996 we were dismissed as principal accountants of Vista Technologies, Inc. We have read Vista Technologies, Inc. statements included under Item 4 of its Form 8-K for May 13, 1996 and we agree with such statements.

Very truly yours,

AJ. ROBBINS, P.C.


by /s/ AJ. ROBBINS
  -----------------
  AJ. Robbins, CPA


AJR:kb

           3033 East 1st Avenue * Suite 201 * Denver, CO  80206
                      303 321-1281 * FAX 303 321-1288